Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

(INTERESTS IN BORROWERS)

This PLEDGE AND SECURITY AGREEMENT (INTERESTS IN BORROWERS) (this “Agreement”), is made as of May 5, 2026, by IIP Operating Partnership, LP, a Delaware limited partnership, for the benefit of THOROFARE ASSET BASED LENDING REIT FUND V, LLC, a Delaware limited liability company (together with its successors and assigns, collectively, “Lender”).

RECITALS

A.            Pledgor is the sole member of each of IIP-OH 2 LLC, IIP-NJ 1 LLC, IIP-NY 2 LLC, IIP-FL 4 LLC, IIP-FL 2 LLC, IIP-MI 7 LLC, IIP-VA 1 LLC, and IIP-PA 5 LLC, each a Delaware limited liability company (individually a “Borrower” and collectively “Borrowers”).

B.            Pledgor owns 100% of the limited liability company interests in each Borrower as the sole member thereof.

C.            Subject to the terms and conditions set forth in that certain Promissory Note, of even date herewith, made by Borrowers to Lender (the “Note”), Borrowers have obtained a loan in the principal amount of Fifty-Six Million Five Hundred Thousand and 00/100 Dollars ($56,500,000.00) (the “Loan”), which Loan is governed by the terms and conditions of, among other documents, that certain Loan Agreement, of even date herewith, between Borrowers, on the one hand, and Lender, on the other hand (the “Loan Agreement”).

D.            Lender has required, as a condition to providing such Loan, Pledgor enter into this Agreement, and Pledgor and Lender intend that the Pledged Collateral (as defined herein) shall constitute collateral for the Loan.

NOW, THEREFORE, for in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, Pledgor agrees as follows to and for the benefit of Lender:

Section 1. Definitions.

Section 1.1             Certain Definitions. Any capitalized term not defined herein but defined in the Note shall have the same meaning herein set forth in the Loan Agreement. In addition, the following terms used in this Agreement shall have the following meanings:

(i)            “Borrower Direction” has the meaning set forth in Section 8.1(iii).

(ii)           “Borrower Organizational Documents” means, with respect to each Borrower, the agreements and instruments listed on Exhibit A hereto with respect to such Borrower, as each of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

(iii)          “Event of Default” has the meaning set forth in Section 7.1.

(iv)          “Exercise Date” means the date upon which Lender shall have delivered the Exercise Notice to Pledgor and Borrowers.

(v)           “Exercise Notice” means, following the occurrence of an Event of Default, a notice from Lender to Borrowers and Pledgor that Lender has terminated Pledgor’s right to exercise the Voting Rights.

(vi)          “Loan Party” means each Borrower, Guarantor and Pledgor.

(vii)         “No-Action Letters” shall mean various No-Action Letters issued by the SEC staff as described in Section 8.2(b) below.

(viii)        “Obligor” shall mean and include each Borrower, Guarantor, Pledgor and each other Person being obligated in any manner whatsoever for the payment or performance of, giving security for, or otherwise liable with respect to, the Obligations.

(ix)           “Pledged Collateral” shall mean, with respect to a Borrower, all of Pledgor’s right, title and interest, whether now owned or hereafter acquired, whether direct or indirect, whether legal, beneficial or economic, whether fixed or contingent, whether arising under the Borrower Organizational Documents of such Borrower, under applicable Law or otherwise in and to (A) any other rights to participate in the equity of such Borrower, Pledgor’s share of the profits, losses and capital of such Borrower, Pledgor’s Voting Rights and all of Pledgor’s rights in, to and under the Borrower Organizational Documents of such Borrower, including any purchase option, right of first refusal, right of first offer and buy/sell right; (B) any other membership and other interest in and to such Borrower or any successors thereto; (C) all of Pledgor’s interest in the capital of such Borrower and Pledgor’s interest in all profits and distributions to which Pledgor shall at any time be entitled in respect of such Pledged Collateral or any other interest in such Borrower owned by Pledgor; (D) all proceeds (including claims against third parties), products, offspring, rents, revenues, issues, profits, royalties, income, benefits, additions and accessions to or of any of the foregoing; (E) other payments, if any, due or to become due to Pledgor in respect of the Pledged Collateral, whether as contractual obligations, damages, insurance proceeds or otherwise; (F) in all books and records (in whatever form or media, including without limitation computerized records, software and disks) relating to any of the foregoing; (G) in all additions to, accessions to, replacements and substitutions of or for any of the foregoing; and (H) in all documents, instruments, certificates, agreements or other evidence of any of the foregoing, whether or not in written form and whether heretofore or hereafter in existence or acquired.

(x)            “Release Condition” has the meaning set forth in Section 9.1.

(xi)           “SEC” shall mean the United States Securities and Exchange Commission.

(xii)          “Securities Act” shall mean the Securities Act of 1933, as it may be amended from time to time.

(xiii)         “Securities Laws” shall mean the Securities Act and other applicable federal, state and local securities laws, rules and regulations.

(xiv)        “Successful Bidder” has the meaning set forth in Section 8.1(iii).

(xv)         “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York, as amended, modified, revised or restated from time to time; provided, that if, by reason of mandatory provisions of law, the validity or perfection of Lender’s security interest in the Pledged Collateral or any part thereof is governed by the Uniform Commercial Code or other similar law as in effect in a jurisdiction other than New York, the “UCC” means the Uniform Commercial Code or such similar law as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.

2

(xvi)        “Voting Rights” means, with respect to a Borrower, (A) all of Pledgor’s rights under the Borrower Organizational Documents of such Borrower and other governing documents of such Borrower and under applicable Law to vote and give approvals, consents, decisions and directions and to exercise any other similar right in respect of the Pledged Collateral and/or the business and affairs of such Borrower and otherwise to participate in the operation and management of such Borrower; and (B) Pledgor’s rights as the sole member of such Borrower, to manage such Borrower’s affairs (including, without limitation, the power to sell, mortgage or otherwise deal with such Borrower’s property, including, without limitation, its Individual Property), to make determinations, to exercise any election (including, but not limited to, election of remedies, the filing of any petition for reorganization or dissolution of such Borrower, and the exercise of such Borrower’s rights as debtor-in-possession in the event such Borrower files a petition under Title 11 of the United States Code) or option or to give or receive any notice, consent, amendment, waiver or approval; together with full power and authority to demand, receive, enforce, execute, endorse or cash any checks or other payments, or other instruments or orders, to file any claims and to take any action necessary or advisable in connection with any of the foregoing including the power to remove directors.

Section 2.              Pledge.

Section 2.1             Pledged Collateral. As additional collateral and security for the timely payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, Pledgor hereby irrevocably grants, delivers, pledges, assigns, hypothecates and transfers to Lender, and hereby grants to Lender a continuing security interest in, and lien on, the Pledged Collateral, including the Voting Rights.

Section 2.2             Pledgor’s Exercise of Voting Rights. Notwithstanding Section 2.1, prior to the Exercise Date, Pledgor may continue to exercise the Voting Rights, subject to the terms and restrictions set forth in the Loan Documents. From and after the Exercise Date, Lender shall have the exclusive right to exercise all Voting Rights and to vote or consent, or otherwise take action, with respect to the Pledged Collateral so long as any Event of Default continues to exist. Pledgor hereby grants to Lender an irrevocable proxy and power of attorney to exercise all Voting Rights and to vote the Pledged Collateral, which proxy and power of attorney shall be effective immediately upon the occurrence of the Exercise Date, and, upon request of Lender, Pledgor agrees to deliver to Lender such further evidence of such irrevocable proxy or power of attorney or such further irrevocable proxy and power of attorney to vote the Pledged Collateral as Lender may request. Such proxy and power of attorney is coupled with an interest and thus irrevocable.

Section 2.3             Protect Collateral. Pledgor shall use its commercially reasonable efforts to warrant and defend, at Pledgor’s sole cost and expense, the right and title in and to the Pledged Collateral granted herein to Lender (and all right, title and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever.

Section 2.4             Closing Date Requirements. Pledgor represents and warrants to Lender that on or prior to the Closing Date Pledgor has done the following:

(i)            approved the filing by Lender of a financing statement for each Pledgor where such Pledgor is the named debtor in form prepared by Lender; and

(ii)            requested that Borrowers execute and deliver the Consent of Borrowers, the form of which is attached hereto as Exhibit B (the “Consent”); and

(iii)          delivered to Lender an original certificate evidencing the limited liability company interests in each of the Borrowers from Pledgor (the “Original Certificates”), together with an undated assignment covering such each such certificate duly executed in blank.

3

Section 2.5             Distributions. During the continuance of an Event of Default, Pledgor shall not cause or consent to any distribution by Borrowers.

Section 2.6             Further Assurances. In addition to all other covenants and agreements of Pledgor hereunder, Pledgor, at its sole cost and expense, further agrees, provided the same do not increase Pledgor’s or any Borrower’s obligations or decrease Pledgor’s or any Borrower’s rights by more than a de minimis extent, to: (a) do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, conveyances, assignments, Uniform Commercial Code financing statements, continuation statements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, carrying out, conveying, assigning, transferring, pledging, hypothecating, perfecting, preserving and confirming unto Lender the lien, security interests and other rights granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted or transferred, or intended now or hereafter so to be, under this Agreement, or for carrying out the intention or facilitating the performance of the terms of this Agreement; and (b) at the request of Lender, deliver one or more Uniform Commercial Code financing statements (including continuation statements related thereto, assignments thereof and amendments thereto) or other instruments to evidence more effectively the security interest of Lender in the Pledged Collateral or any portion thereof. In addition, Pledgor hereby authorizes Lender to prepare and file any Uniform Commercial Code financing statements, continuation statements, assignments, amendments or other instruments without the signature of Pledgor (where permitted by applicable Law) or to prepare and file such Uniform Commercial Code financing statements, continuation statements, assignments, amendments and other instruments in the name of Pledgor, and, during the continuance of an Event of Default, Pledgor hereby grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of taking such action as Lender deems necessary or advisable to perfect or otherwise protect Lender’s security in the Pledged Collateral or the exercise of any rights or remedies in connection therewith.

Section 2.7             Consideration. Pledgor acknowledges that Lender would not have entered into the transactions contemplated by the Note and the other Loan Documents without the execution and delivery of this Agreement by Pledgor and such execution and delivery of this Agreement are material inducements to Lender to make the Loan and enter into the Loan Documents. Pledgor further acknowledges that Pledgor is the owner of a significant ownership interest directly in each Borrower, and will receive a direct and material benefit from Lender entering into the Loan Documents and making the Loan to Borrowers. In that regard, Pledgor hereby acknowledges and agrees that the consideration received by such Pledgor for the execution and delivery of this Agreement is actual and adequate.

Section 3.              Representations and Warranties.

Section 3.1             Pledgor’s Representations and Warranties. Pledgor hereby represents and warrants to Lender as follows:

(a)           Review of Agreement and Loan Documents. Pledgor has been given the full opportunity to review and discuss with its legal counsel, the terms and provisions of this Agreement and each of the other Loan Documents. Pledgor acknowledges that it understands such terms and provisions.

(b)           Financial Benefit to Pledgor. Pledgor is deriving a material financial benefit from the making of the Loan to Borrowers.

(c)           Recitals. All of the Recitals in this Agreement are true, accurate and complete.

(d)           Title to Pledged Collateral. Pledgor is the record and beneficial owner of, and has valid and transferable title to, the Pledged Collateral, and the Pledged Collateral is free and clear of any Lien or claim of any kind other than as created by this Agreement or any other Loan Document. There are no outstanding options, warrants or other agreements with respect to the Pledged Collateral, and the Pledged Collateral is not subject to, nor will Pledgor at any time permit it to become subject to, any restrictions governing its issuance, transfer, ownership or control.

4

(e)           Due Organization. Pledgor has the power and authority and the legal right to execute, deliver and perform this Agreement and to grant the lien on and security interest in the Pledged Collateral contemplated hereby in favor of Lender.

(f)            Intentionally omitted.

(g)           Due Authorization; No Violations. The execution, delivery and performance of this Agreement by Pledgor, the granting of the lien on and security interest in the Pledged Collateral contemplated hereby has been duly authorized by all necessary action and does not and will not (i) violate any applicable Law, rule or regulation or any provision of the organizational documents of any Borrower or Pledgor, (ii) conflict with, result in a breach of, or constitute a default under any provision of any partnership agreement, operating agreement, indenture, mortgage or other agreement or instrument to which any Borrower or Pledgor or any of their Affiliates is a party or by which any of them or their respective properties or assets is bound or subject to, or any license, judgment, order or decree of any governmental authority having jurisdiction over any Borrower or Pledgor or any of their Affiliates or their respective activities, properties or assets, or (iii) result in or require the creation or imposition of any lien upon or with respect to any properties or assets now or hereafter owned by any Borrower or Pledgor or any of their respective Affiliates (other than the lien and security interest created hereunder).

(h)           Valid Execution. This Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(i)            No Consent. No consent or authorization of, filing with, or other act by or in respect of any arbitrator or Governmental Authority and no consent of any other Person is required (i) for the execution, delivery and performance of this Agreement by Pledgor, (ii) for the realization upon the security interest created to secure Lender in, and lien and pledge by Pledgor of, the Pledged Collateral pursuant to this Agreement, or (iii) for the exercise by Lender of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except such as (A) have been obtained, made or taken and are in full force and effect, or (B) may be required under federal or state securities laws in connection with any sale of the Pledged Collateral.

(j)            No Pending Actions. There are no actions, suits, proceedings or investigations pending, to the best knowledge of Pledgor, threatened in writing, against or affecting Pledgor before or by any court, arbitrator or Governmental Authority that have not been disclosed to Lender.

(k)            No Insolvency. Pledgor is not insolvent (as such term is defined or determined for purposes of the Bankruptcy Code or any other applicable Law) and the execution and delivery of this Agreement will not make Pledgor insolvent.

(l)            Security Markets. None of the Pledged Collateral is dealt with or traded on any securities exchanges or in any securities markets.

(m)          Creation, Perfection and Priority of Security Interest. Upon the filing of the financing statement for Pledgor referenced in Section 2.4(i) of this Agreement with the Secretary of State of Delaware or the delivery and indorsement (as defined in the UCC) of the Original Certificates to Lender, Lender will have a first priority, perfected security interest in the Pledged Collateral, and no further or additional acts on the date hereof are required to create and perfect Lender’s security interest in and lien on the Pledged Collateral and the security interest in and the lien on the Pledged Collateral securing Lender is superior in right and priority to any rights or claims of any other Person.

5

(n)           No Other Financing Statements. Other than the financing statement(s) delivered to Lender by Pledgor, there is no financing statement (or similar statement or registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of Pledgor or any other Person in the Pledged Collateral or intended so to be.

(o)           Voting Rights. Except for this Agreement and the other Loan Documents, Pledgor has not entered into, nor is it bound by the terms of, any agreement or understanding restricting or in any way limiting or otherwise relating to the Voting Rights.

(p)           No Unpaid Expenses. There are no unpaid expenses, capital contributions, costs, fees, charges or other payments of any kind required to be funded or contributed by Pledgor with respect to the Pledged Collateral that accrued prior to the date hereof. Pledgor is not otherwise in default of any of its contractual obligations arising out of the Pledged Collateral. No Person has any right to terminate, or any right to purchase or acquire, any or all of the Pledged Collateral, other than Lender.

(q)           No Defenses. There are (i) no setoffs, counterclaims or defenses limiting, restricting or otherwise relating to Pledgor’s interest in the Pledged Collateral or (ii) (other than the Borrower Organizational Documents and the Loan Documents) no agreements, resolutions or other circumstances (A) limiting, restricting or otherwise relating to the right of Pledgor to receive any Pledged Collateral or (B) under which any deduction or discount may be claimed with respect to the Pledged Collateral.

(r)            Truth of Financial Statements. All financial statements delivered to Lender at any time by or on behalf of Pledgor (i) are true and correct in all material respects and are copies of the financial statements Pledgor prepares and uses in the conduct of its business and have the level of accuracy required therefor, (ii) fairly present in a manner consistent with prior statements submitted to Lender the respective financial conditions of the subjects thereof and for the periods referenced therein, as approved herein by Lender, in each case consistently applied or other accounting method reasonably approved by Lender, and there has been no material adverse change in the financial position of Pledgor since the respective dates of (or periods covered by) the most recent of such statements. Without limiting the foregoing, all assets shown on such financial statements, unless clearly designated to the contrary on such financial statements, (A) accurately reflect all debt and prior pledges or encumbrances of or on any of Pledgor’s assets (direct or indirect) at the date of the financial statements and at all times thereafter and (B) are owned individually by Pledgor and not jointly with any other Person.

(s)           Conditions Preventing Compliance. No conditions exist which would prevent Pledgor from complying with the provisions of this Agreement or any of the other Loan Documents to which it is a party within the time limits set forth herein and therein.

Section 3.2             Representations and Warranties to be Continuing. All representations and warranties made in this Agreement or in any other document delivered to Lender by or on behalf of Pledgor shall survive the making of the Loan and shall continue in full force and effect until the Release Condition is fully satisfied. Pledgor shall promptly inform Lender in writing after discovering any breach of such representations or warranties.

6

Section 4.              Other Covenants.

Pledgor hereby covenants and agrees with Lender as follows:

Section 4.1             No Transfer. Excluding Permitted Transfers, Pledgor shall not (i) transfer, sell, assign, pledge or hypothecate, and shall not cause or consent to any transfer, sale, assignment, pledge or hypothecation any interest in any Borrower or any Pledged Collateral or any portion of any of the foregoing or (ii) enter into or consent to, or cause any other Person to enter into or consent to, any contract, option, right of first offer, right of first refusal, or other agreement to transfer any interest in Borrower or any Pledged Collateral or any portion of any of the foregoing without Lender's approval.

Section 4.2             No Changes to Organizational Documents or Ownership Structure of Borrower. Pledgor shall preserve and maintain its existence and all of its material licenses, rights, privileges and franchises that are necessary for the fulfillment of its obligations under this Agreement. Pledgor shall not, and shall not cause any Borrower to, (i) cancel or terminate the Borrower Organizational Documents or consent to or accept any cancellation or termination thereof; (ii) amend, supplement or otherwise modify the Borrower Organizational Documents, (iii) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate, amend, modify or suspend the Borrower Organizational Documents; (iv) vote to enable, or take any other action to permit, such Borrower to admit any additional Person as a member of such Borrower; (v) vote to enable, or take any other action to permit, such Borrower to issue any additional limited liability company interests or Voting Rights, or to issue any interests convertible into or granting the right to purchase or exchange for any limited liability company interests or Voting Rights in such Borrower; (vi) vote to enable, or take any other action to permit, such Borrower to issue any certificate or other writing (other than the Borrower Organizational Documents) to represent Pledgor’s limited liability company interest or Voting Rights in such Borrower; (viii) perform, authorize or enter into any transaction for the termination, dissolution or winding up of such Borrower; (ix) engage in or permit, any act or failure to act constituting a termination, dissolution or winding up of such Borrower; (x) allow the merger or consolidation of such Borrower with another Person; or (xi) otherwise effect or change the structure or organization of such Borrower without the prior written consent of Lender where such consent is required under the Loan Documents. To the extent that Pledgor is other than a corporation, partnership, limited liability company or similar enterprise (i.e., a natural person), provisions that would only be applicable to such entities shall not apply.

Section 4.3             Intentionally omitted.

Section 4.4             Intentionally omitted.

Section 4.5             “Opt-In”. Pledgor represents and warrants that each Borrower has elected to “opt-in” to Article 8 of the UCC. As a result, the limited liability company interests in each Borrower have been certificated and constitute a “security” within Article 8 of the UCC. Pledgor shall not cause or permit any Borrower to terminate such Borrower’s “opt in” election under Article 8 of the UCC; or cause or permit amendment, modification or other change to Borrower’s Organizational Documents of such Borrower without the prior written consent of Lender.

Section 4.6             Compliance with Borrower Organizational Documents. Subject to any limitations set forth in the Loan Documents, Pledgor shall (i) observe and perform each and every material term, covenant and provision of the Borrower Organizational Documents of each Borrower on the part of Pledgor to be observed and performed and shall duly and faithfully discharge Pledgor’s material obligations under the Borrower Organizational Documents and under each and every agreement, document or instrument relating to Pledgor’s right to receive the Pledged Collateral; and (ii) take all steps required to enforce the rights of Pledgor under the Borrower Organizational Documents.

7

Section 4.7             Records.

(a)           Pledgor shall, and shall cause each Borrower to, maintain, hold and preserve full and accurate records, and stamp or otherwise mark such Borrower's records in such manner as Lender may reasonably request in order to reflect the security interests created by this Agreement. Pledgor shall, and shall cause such Borrower to permit, representatives of Lender, upon reasonable prior written notice, at any time during normal business hours to inspect and make abstracts of such Borrower's records, and permit representatives of Lender to be present at such Borrower’s place of business to make copies of all communications and remittances relating to the Pledged Collateral, all in such manner as Lender may reasonably require

Section 4.8             No Change of Business. Pledgor shall not change its name or the name under which it does business from the name by which Pledgor is identified in this Agreement.

Section 4.9             No Other Filings. Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledged Collateral other than the financing statement(s) delivered to Lender.

Section 4.10          Defense of Title. Pledgor will use its commercially reasonable efforts to defend Lender’s right, title and interest in, to and under the Pledged Collateral against the claims and demands of all Persons whomsoever (other than those claiming through Lender).

Section 4.11           Authorization to File. Pledgor hereby authorizes Lender to file one or more financing or continuation statements and amendments thereto relating to all or part of the Pledged Collateral without Pledgor’s signature. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement.

Section 4.12           Intentionally Deleted.

Section 4.13           Notice. Pledgor shall give Lender notice of the following events promptly after Pledgor becomes aware of such events: (i) the occurrence of any event which would cause a dissolution of Pledgor or any Borrower, or (ii) any action or proceeding which is commenced, filed or initiated with respect to or affecting the Pledged Collateral.

Section 4.14           Certificates. After the Exercise Date, if Pledgor shall, as a result of its ownership of the Pledged Collateral, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or equity interest issued in connection with any reorganization), options, warrants or other rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any part of the Pledged Collateral, or otherwise in respect thereof, Pledgor shall accept the same as Lender’s agent, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly endorsed by Pledgor to Lender, or in blank, as Lender may require, together with an undated power covering such certificate duly executed in blank and with, if Lender so requests, signature guaranteed, to be held by Lender hereunder as additional Collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Collateral upon the liquidation or dissolution of any Borrower shall be paid over to Lender to be held by Lender hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of any part of the Pledged Collateral (other than distribution of all or any portion of the proceeds of the Loan) or any property shall be distributed upon or with respect to any part of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to Lender to be held by it, subject to the terms hereof, as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of Pledgor, as additional collateral security for the Obligations.

8

Section 4.15           Registration. Pledgor hereby instructs each Borrower to register on such Borrower’s books and records the pledge of the Pledged Collateral in such Borrower by Pledgor to Lender. In the event that at any time after the date hereof any Pledged Collateral shall be evidenced by an instrument or a certificate, Pledgor shall or shall cause the applicalbe Borrower to promptly deliver any such instrument or certificate, duly endorsed or subscribed by Pledgor or accompanied by appropriate instruments of transfer or assignment duly executed in blank by Pledgor, to Lender as additional Collateral. Any such instruments or certificates received by Pledgor shall be held by Pledgor in trust, as agent for Lender.

Section 5.              Waivers, Acknowledgements and Consents.

Section 5.1             Rights of Lender. Pledgor authorizes Lender to perform any or all of the following acts, to the extent permitted by applicable Law, after the occurrence and during the continuation of an Event of Default for which applicable cure periods have expired without cure, in its sole discretion, all without notice to Pledgor, without affecting Pledgor’s obligations under this Agreement or any other Loan Documents and without affecting the liens and encumbrances against the Pledged Collateral in favor of Lender:

(a)           Lender may alter any terms of the Obligations or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Obligations or any part thereof.

(b)           Lender may take and hold security for the Obligations, accept additional or substituted security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

(c)           Lender may direct the order and manner of any sale of all or any part of any security now or later to be held for the Obligations, and Lender (or its nominees or designees) may also bid at any such sale.

(d)           Lender may apply any payments or recoveries from any Borrower, Pledgor or any other source, and any proceeds of any security, to the obligations under the Loan Documents in such manner, order and priority as Lender may elect.

(e)           Lender may release any Person or entity of its liability for the Obligations or any part thereof.

(f)            Lender may substitute, add or release any one or more guarantors or endorsers.

(g)           In addition to the Obligations, Lender may extend other credit to any Borrower, and may take and hold security for the credit so extended, all without affecting Pledgor’s liability hereunder or under the other Loan Documents and without affecting the liens and encumbrances against the Pledged Collateral hereunder or under the other Loan Documents.

9

Section 5.2             Absolute Obligations. Pledgor expressly agrees that until all Obligations are indefeasibly satisfied, Pledgor shall not be released of its obligations, waivers and agreements set forth herein or in any other Loan Document nor shall the validity, enforceability or priority of the liens and encumbrances against the Pledged Collateral in favor of Lender be affected in any manner by or because of:

(a)           Any act or event which would reasonably be expected to otherwise discharge, reduce, limit or modify Pledgor’s obligations hereunder or under the other Loan Documents or the liens and encumbrances against the Pledged Collateral in favor of Lender;

(b)           Any waiver, extension, modification, forbearance, delay or other act or omission of Lender or any failure to proceed promptly or otherwise as against any Borrower, Pledgor, or any other Person or entity or any security;

(c)           Any action, omission or circumstance which would reasonably be expected to increase the likelihood that Lender might enforce the rights granted under this Pledge Agreement or under the other Loan Documents or which would reasonably be expected to affect the rights or remedies of Pledgor as against any Borrower; or

(d)           Any dealings occurring at any time between any Borrower and Lender, whether relating to the Obligations or otherwise.

(e)            Pledgor hereby expressly waives and surrenders any defense to the performance of the obligations under this Pledge Agreement and under all other Loan Documents or to the enforcement of the liens and encumbrances against the Pledged Collateral in favor of Lender based upon any of the foregoing acts, omissions, agreements, waivers or matters described in this subsection.

5.3           Acknowledgements.

(a)           Pledgor acknowledges and agrees that it has been given the full opportunity to review and discuss with its legal counsel, the terms and provisions of this Agreement prior to Pledgor’s execution and delivery of this Agreement, and Pledgor has not executed and delivered this Agreement under any fraud, duress, undue influence or coercion of any kind.

(c)           The occurrence of any one or more of the following shall not alter or impair the pledge of the Pledged Collateral pursuant to this Agreement, which shall remain effective notwithstanding any of the following, and none of the following shall alter or impair any of Pledgor’s obligations under this Agreement or the enforceability of this Agreement:

(i)            at any time or from time to time, without notice to Pledgor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)           any of the acts mentioned in any of the provisions of the Note or any other Loan Document shall be done (excluding the irrevocable payment in full of the Indebtedness) or omitted;

(iii)          the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under the Note or any other Loan Document shall be waived or any guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

10

(iv)          any lien or security interest granted to, or in favor of, Lender as security for any of the Obligations shall fail to be perfected.

Section 5.4             Waivers. Pledgor hereby expressly waives, to the extent permitted under applicable Law:

(i)            Notice of the acceptance by Lender of this Agreement, notice of the existence, creation or non-payment of any of the Obligations, presentment, demand, notice of dishonor, protest, notice of protest, and all other notices except any specifically required by this Agreement;

(ii)           Any obligation Lender may have to disclose to Pledgor any facts Lender now or hereafter may know or have reasonably available to it regarding any Obligor or such Obligor’s financial condition, whether or not Lender has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to Pledgor or materially increase the risk to Pledgor beyond the risk Pledgor intends to assume hereunder. Pledgor shall be fully responsible for keeping informed of the financial condition of each other Obligor and of all other circumstances bearing on the risk of non-payment or non-performance of the Obligations;

(iii)          All diligence in collection of any of the Obligations, any obligation hereunder, or any guaranty or other security for any of the foregoing;

(iv)          The benefit of all appraisement, valuation, forbearance or homestead laws now or hereafter in effect, or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respect more burdensome than that of a principal;

(v)           Any defense based on any statute of limitations;

(vi)          Any defense based upon Lender’s election, in any proceeding instituted under the Bankruptcy Code, under Section 1111(b)(2) of the Bankruptcy Code, or any defense based upon any borrowing or any grant of a security interest under Section 364 of Title 11 of the Bankruptcy Code (the “Bankruptcy Code”);

(vii)         The lack of validity, genuineness or enforceability of the Loan Documents (or any of them) between Lender and any Obligor or any other Person;

(viii)        Any defense relating to any departure from the terms of the Loan Documents by Lender, any Obligor or any other Person;

(ix)           Any defense based upon the application by any Obligor of the proceeds of the Loan for purposes other than the purposes represented by Borrowers to Lender or intended or understood by Lender or such Obligor;

(x)            Any defense based on the incapacity, lack of authority, death or disability of any Person or the failure of Lender to file or enforce a claim against the estate of any Person in any administrative, bankruptcy or other proceeding;

(xi)           Any defense based on an election of remedies by Lender, whether or not such election may affect in any way the recourse, subrogation or other rights of Pledgor against any Obligor or any other Person in connection with the Obligations;

(xii)          Intentionally omitted;

11

(xiii)         Any defense based on the negligence of Lender in administering the Loan, or taking or failing to take any action in connection therewith;

(xiv)        Any defense based on any change to Project or the use of the Project made without the consent or knowledge of Pledgor;

(xv)         Any defense based on Lender’s exercising its rights under any Security Instrument, Guaranties or any other Loan Document;

(xvi)        Any defense based upon any legal disability, incapacity or other personal defense of any Borrower or any other Obligor, or by reason of the cessation or limitation of the liability of any Borrower or any other Obligor from any cause other than full irrevocable payment and performance of all Obligations under the Note or any of the other Loan Documents;

(xvii)       Any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any Borrower or any other Obligor or any defect in the formation of any Borrower or any other Obligor;

(xviii)      Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal and all other suretyship defenses of every kind and nature; and

(xix)         Any defense or limitation on liability of guarantors or sureties under the laws of the State of Delaware.

Section 5.5              Independent and Primary. The obligations of Pledgor under this Agreement are independent and primary from the obligations of Borrowers. Lender shall not be required to seek payment of the Obligations from any Borrower, Guarantor pursuant to the Guaranty or any other Obligor or any other Person prior to exercising Lender’s rights and enforcing Lender’s remedies under this Agreement and the other Loan Documents. It shall not be necessary for Lender, in order to exercise Lender’s rights and enforce Lender’s remedies under this Agreement against Pledgor, (i) to first institute suit or exhaust Lender’s remedies against (A) the Project, (B) any other collateral given as security for the Loan or (C) any Borrower, any Guarantor under the Guaranty or any other Obligor or any other Person, or (ii) to have joined with Pledgor, in any suit or action brought to enforce this Agreement or any of the other Loan Documents, any Borrower, any Guarantor or any other Obligor or any other Person. However, in the event Lender elects in Lender’s sole discretion to enforce and/or exercise any remedies it may possess with respect to the Project or the other Loan Documents or any other security for the Obligations prior to exercising its rights hereunder, Pledgor shall nevertheless remain obligated hereunder to the extent of the Obligations not paid or recovered incident to the exercise of such remedies. Pledgor agrees that, as between Pledgor and Lender, the obligations of Borrowers under the Loan Documents may be declared to be forthwith due and payable as provided in the Loan Documents notwithstanding any stay, injunction or other prohibition preventing such declaration as to Borrowers (or such Obligations from becoming automatically due and payable) as against Borrowers and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), Lender may pursue Lender’s rights pursuant to this Agreement as if the Obligations were due and payable in full as to Borrowers.

Section 5.6             Dealings With Obligors and Other Persons. The obligations of Pledgor hereunder shall not be released, discharged, limited or affected in any manner by anything done, suffered or permitted by Lender in connection with its dealings with any Obligor or any other Person. Without limiting the foregoing, it is agreed that, without releasing, discharging, limiting or otherwise affecting in whole or in part Pledgor’s obligations hereunder, Lender may from time to time without notice to or consent of Pledgor:

(i)            Grant time, renewals, extensions, indulgences, releases, waivers, modifications or discharges to any Obligor.

12

(ii)           Otherwise extend, amend, modify, supplement, subordinate, settle, compromise or exchange any of the Obligations or any of the Loan Documents or any term, condition or provision thereof.

(iii)          Release any Obligor from any of the Obligations.

(iv)          Take or abstain from taking security or collateral from any Obligor or any other Person, or release, substitute or add any one or more Obligors of any of the Obligations, or otherwise modify, subordinate, exchange or release its security interest or lien on any security or collateral for any of the Obligations.

(v)           Take, or delay in taking or refusing to take, any and all action with respect to this Agreement or the other Loan Documents (regardless of whether the same might vary the risk or alter the rights, remedies or recourses of any Pledgor), including specifically (but without limitation) the settlement or compromise of any amount allegedly due thereunder.

(vi)          Accelerate the Loan, foreclose on, take possession of or sell any of the collateral or security for the Obligations or enforce any other rights under any other Loan Document, or decline or fail to do any of the foregoing.

(vii)         Otherwise deal with any Obligor as Lender may see fit.

Section 5.7             Other Events Not Affecting Obligations of Pledgor. Pledgor acknowledges and agrees that the obligations of Pledgor shall not be released, discharged, limited or affected by any of the following: (i) the insolvency of, or voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting any Obligor or any other Person; (ii) the release or discharge of any Obligor or any other Person in any creditors’, receivership, bankruptcy, reorganization, insolvency, or other proceeding; (iii) the rejection or disaffirmance in any such proceeding of any of the Obligations; (iv) the impairment, modification, alteration or extension of any of the Obligations, or of any remedy for the enforcement thereof, or of the estate of any Obligor or any other Person in bankruptcy, or any stay in the enforcement of the Obligations against any Obligor or any other Person, resulting from any present or future federal or state bankruptcy law or any other law of any kind or from the decision or order of any court or other governmental authority; (v) any disability or defense of any Obligor or any other Person; (vi) the cessation of the liability of any Obligor or any other Person for any cause whatsoever other than following payment in full to Lender of the Loan and all amounts due in connection therewith; (vii) Lender’s application of all monies at any time received from any Borrower or any Obligor upon such part of the Obligations as Lender may see fit (subject to the requirements of the Loan Documents); or (viii) the release, substitution or addition of any one or more endorsers of the Note or Obligors for any of the Obligations. Pledgor further acknowledges and agrees that (i) the occurrence of any of the foregoing shall not prevent, prohibit or delay any action by Lender under this Agreement to realize on the Pledged Collateral and apply the same against the Obligations (as such Obligations existed without giving effect to any of the foregoing clauses); and (ii) Pledgor’s efforts are not necessary for a successful reorganization or rehabilitation of any other Obligor or any such other Person. Pledgor waives any right to seek a stay or injunction of any proceeding against Pledgor with respect to this Agreement or any action to realize upon or sell the Pledged Collateral whether based on Section 105 of the Bankruptcy Code or otherwise.

13

Section 6.              Responsibility of Lender.

Section 6.1             Lender Has No Duty. The powers conferred on Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise or refrain from exercising any such powers. Pledgor acknowledges that by entering into this Agreement and accepting the pledge of the Pledged Collateral, Lender has not therefore assumed any liability or responsibility for any Individual Property or any portion thereof, unless and until Lender takes possession and control of the Pledged Collateral. Lender shall not be required to take any action hereunder in respect of an Event of Default or any other event or circumstance. Unless and until Lender takes possession and control of the Pledged Collateral, Lender shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any prior parties, but may do so at its option and all reasonable expenses incurred in connection therewith shall be for the account of Pledgor.

Section 6.2             Lender Not Liable. In no event shall Lender be liable to Pledgor for any matter or thing in connection with this Agreement (including, without limitation, any acts, omissions, errors of judgment or mistakes of fact or law) other than to account to Pledgor for monies actually received by Lender in accordance with the terms hereof and claims, losses and/ or expenses directly suffered and incurred by Pledgor as a result of any state of facts determined by a final non-appealable judgment of a court of competent jurisdiction to be caused by Lender’s negligence, willful misconduct or breach of this Agreement. Without limiting the foregoing, Lender shall not be liable for the consequence of any Voting Rights cast or given by Lender in good faith from and after the Exercise Date, and Pledgor acknowledges and agrees that the exercise of the Voting Rights by Lender from and after the Exercise Date with the objective of protecting Lender’s rights or interest in the Pledged Collateral or allowing Lender to pursue its remedies under the Loan Documents shall be deemed to be cast or given in good faith. The trustees, officers, directors, employees and agent of Lender shall have no personal liability under this Agreement.

Section 6.3             Reasonable Care. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property. Further, and without limiting the foregoing, Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral, if it takes such action for that purpose as Pledgor reasonably requests in writing, but failure of Lender to comply with any such request at any time shall not be deemed a failure to exercise reasonable care and there is no duty or obligation of Lender to comply with such instructions.

Section 6.4             Lender may Perform. If Pledgor shall fail to do any act or thing which it has covenanted to do hereunder or if any representation or warranty of Pledgor shall be breached, Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and the reasonable cost or expense incurred by Lender in so doing shall be payable by Pledgor on demand, with interest at the Default Rate (as provided in the Note) from the date actually incurred to the date paid.

Section 6.5             Indemnity. In furtherance of the provisions of this Section 6 and the other terms and provisions of this Agreement, Pledgor hereby agrees to indemnify and hold harmless Lender (to the full extent permitted by applicable Law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties and transfer taxes) of whatever nature arising out of or in connection with Pledgor’s material breach of any representation, warranty, covenant or agreement set forth in this Agreement, except claims, demands, losses, judgments or liabilities arising out of the negligence, willful misconduct of or breach of this Agreement by Lender.

14

Section 7.              Events of Default.

Section 7.1             Events of Default. Any one or more of the events or conditions herein below set forth shall constitute an “Event of Default” hereunder (without, except as expressly set forth below or the Loan Documents (as applicable), any notice, cure or grace period):

(a)           any violation, breach or default under Section 4.1 or Section 4.5 of this Agreement;

(b)           any other violation, default or breach by Pledgor under this Agreement and the same shall continue for a period of thirty (30) days following receipt of notice from Lender; or

(c)           the occurrence of any event or matter which under the terms of Section 8.1 of the Loan Agreement constitutes an “Event of Default”.

Section 7.2             Cross-Default. Any Event of Default under Section 7.1(a) or (b) above shall constitute an “Event of Default” under the Loan Agreement and all other Loan Documents.

Section 8.              Remedies.

Section 8.1             Certain Remedies. Upon the occurrence and during the continuance of any Event of Default, in addition to all rights Lender has under the other Loan Documents and applicable Law, Pledgor agrees Lender may (but without any obligation to do so) take such action, without notice or demand (except as expressly set forth herein or required by applicable Law), as Lender deems advisable or appropriate to protect and enforce its rights against Pledgor and in and to the Pledged Collateral, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole and absolute discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(i)            [Reserved]

(ii)           If and to the extent permitted by the Uniform Commercial Code, from and after the Exercise Date, immediately upon giving the Exercise Notice to Pledgor and Borrowers, Lender shall have the sole and exclusive right to exercise, in person or by its nominees or proxies, all Voting Rights, either on behalf of Pledgor or in Lender’s own name. Lender shall be entitled to exercise such Voting Rights in such commercially reasonable manner as Lender determines in its sole and absolute discretion. Immediately upon Lender’s giving the Exercise Notice to Pledgor and Borrowers, no further action or direction shall be required to permit Lender to exercise the Voting Rights hereunder, Lender shall have, and Pledgor and Borrowers shall recognize Lender as having, the immediate right to exercise all of the Voting Rights of Pledgor and Pledgor shall cease to have such rights. Lender shall not be liable for the consequence of any Voting Rights exercised in a commercially reasonable manner and cast or given in good faith.

15

(iii)          Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or the comparable law of any other jurisdiction whose laws are applicable under the Loan Documents, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, and in accordance with the terms hereof, to exercise all Voting Rights. In the exercise of such rights and remedies Lender may, without notice except as specified below, sell the Pledged Collateral or any part thereof at one or more public sales held at Lender’s offices at the address set forth above or elsewhere (including the offices of Lender’s attorneys in California or Delaware), for cash, on credit or for future delivery, and/or upon such other terms as Lender may deem reasonable. Pledgor agrees that thirty (30) calendar days’ prior notice to Pledgor of the time and place of any public sale is to be made and the terms on which such sale will be made shall constitute reasonable notification. Lender shall not be obligated to sell any of the Pledged Collateral regardless of notice of sale having been given. Any such sale shall be made (to the extent permitted by applicable Law) absolutely free of any claim or right of Pledgor of whatsoever kind, including any right or equity of redemption (statutory or otherwise). To the extent permitted by applicable Law, Lender shall be entitled to bid in at any such public sale all or any portion of its Indebtedness (as it shall determine in its reasonable discretion) and if Lender shall be the successful bidder it shall credit its bid against the Indebtedness in such priority and amounts as Lender in its sole and absolute discretion shall determine. Any person or persons (including Lender or its designee with respect to a public sale) who become the owner of the Pledged Collateral or any portion thereof at any such public or private sale is hereinafter called a “Successful Bidder,” and a Successful Bidder shall be entitled to give the Borrower Direction (defined below) whereupon (to the extent of the Pledged Collateral sold to it at such public or private sale) such Successful Bidder shall be entitled to all rights set forth therein as though each reference to Lender were to such Successful Bidder. From and after the date a Successful Bidder becomes the owner of the Pledged Collateral (or any portion thereof), such Successful Bidder shall have the right, without any further action or consent of Pledgor or any other Person, to immediately (a) direct the applicable Borrower (“Borrower Direction”) to identify such Successful Bidder on the books and records of such Borrower, as the owner of such portion of the Pledged Collateral in full substitution of Pledgor and (b) otherwise take and cause the applicable Borrower to take all other steps required to identify such Successful Bidder as the sole and exclusive owner of such Pledged Collateral. In furtherance thereof, Pledgor hereby irrevocably authorizes and directs the applicable Borrower on receipt of any Borrower Direction (a) to admit such Successful Bidder as the owner of such Pledged Collateral and, if applicable, as the sole member of such Borrower in substitution of Pledgor, entitled to exercise all the rights, powers and privileges (including, as applicable, Voting Rights, the right to receive all distributions and be credited with the capital account of Pledgor, the right to participate in the management and operation of such Borrower, all rights in, to and under the Borrower Organizational Documents, including any purchase option, right of first refusal, right of first offer and buy/sell right and the right to exercise all other powers and privileges appertaining to such Pledged Collateral) to which Pledgor would have been entitled had such Successful Bidder not delivered the Borrower Direction and (b)  if applicable, to file an amendment to the Borrower Organizational Documents admitting the Successful Bidder as the sole member of Borrower in substitution of Pledgor; provided, however, no such amendment shall be necessary or required to effectuate, implement or activate Lender rights under this Agreement or such Successful Bidder’s rights as owner and successor-in-interest to all of Pledgor’s rights in, to and under such Pledged Collateral.

(iv)          In its own name or in the name of Pledgor, Lender may ask for, demand, collect, sue for, recover, compromise, receive and give any acquittances and receipts for monies due or to become due under or in respect of any of the Pledged Collateral (including, without limitation, any distributions at any time payable or receivable on account of or in exchange for any of the Pledged Collateral) and hold the same as part of the Pledged Collateral, or apply the same to any of the Obligations in such manner as Lender may direct in its sole discretion.

(v)           Lender may receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (iv) above (including, without limitation, all instruments representing dividends, interest payments or other distributions in respect of the Pledged Collateral or any part thereof and give full discharge for the same).

(vi)          Lender may enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Pledged Collateral, and in connection therewith deposit or surrender control of such Pledged Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

16

(vii)         Lender may discharge any taxes or liens levied on the Pledged Collateral or pay for the maintenance and preservation of the Pledged Collateral; the amount of such payments, plus any and all reasonable fees, costs and expenses of Lender (including reasonable attorneys’ fees and disbursements) in connection therewith, shall, at Lender’s option, be reimbursed by Pledgor on demand.

(viii)        Lender may perform, or cause the performance of, any of the obligations of Pledgor hereunder, in each case in its own name or in the name of Pledgor.

(x)            Lender, in its own name or in the name of Pledgor, shall have the right, without the consent of Pledgor or any Obligor, to terminate and/or remove any manager of Borrower upon notice to such manager (with such termination and/or removal being effective immediately upon such written notice) and to replace such manager with Lender’s nominee or designee (or with Lender). Neither any Borrower nor Lender nor any Successor Bidder shall have any obligation whatsoever to such terminated and/or removed manager.

Section 8.2             Additional Provisions Regarding Sale of Pledged Collateral.

(a)           Intentionally Deleted.

(b)           Right of Lender to Purchase at No-Action Public Sale. Pledgor is aware that Article 9 of the Uniform Commercial Code places certain limitations on a secured party’s right to purchase the Pledged Collateral at a private sale following default. Pledgor is also aware that SEC staff personnel have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Uniform Commercial Code, yet not public for purposes of Section 4(2) of the Securities Act. Pledgor is also aware that Lender may wish to purchase the Pledged Collateral at foreclosure sale and Pledgor believes that such purchases would be appropriate in circumstances in which the Pledged Collateral is sold in conformity with the principles set forth in such No-Action Letters. Article 9 of the Uniform Commercial Code permits Pledgor to agree on the standards for determining whether Lender has complied with its duties in connection with the enforcement of its rights and remedies under Article 9 following a default. Pursuant to the applicable provisions of Article 9 of the Uniform Commercial Code, Pledgor specifically agrees that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale following default for purposes of Article 9 of the Uniform Commercial Code; (ii) will be considered commercially reasonable notwithstanding that Lender has not registered or sought to register the Pledged Collateral under the Securities Laws, even if Pledgor or any other Obligor agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that Lender purchases the Pledged Collateral at such a public sale.

(c)           Commercially Reasonable. Without limiting the definition of “commercially reasonable,” Pledgor further agrees that the following shall be deemed “commercially reasonable” as such term is used in the Uniform Commercial Code or deemed applicable to any sale of the Pledged Collateral: (i) the sale by Lender of a portion of the Pledged Collateral, or any percentage interest in the Pledged Collateral, at the same or different public sales or at the same or different times; (ii) the sale of the Pledged Collateral together with the sale of other interests that may be pledged by other entities at the same or different public sales or at the same or different times; (iii) the sale of that portion of the Pledged Collateral representing the right to receive distributions either separate from, or together with, any other portion of the Pledged Collateral or the sale of such interests at different public sales or at the same or different times; and (iv) the sale of the Pledged Collateral at any time or place permitted by this Agreement and applicable Law.

17

(d)           Intentionally Deleted.

(e)           Additional Acts. Pledgor shall use commercially reasonable efforts to do or cause to be done all such other acts and things as may be reasonably necessary to make any sale or sales of Pledged Collateral valid and binding and in compliance with applicable Law. Notwithstanding anything expressed or implied herein to the contrary, Pledgor shall not be obligated, entitled or authorized at any time to register any Pledged Collateral under any Securities Laws nor prepare any private placement memorandum or other similar offering documentation.

(f)            Use of Third Parties. Lender may elect to obtain the advice of an independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Pledged Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition.

(g)           Transfer of Title. Upon any sale or other disposition conducted in accordance with applicable Law, Lender shall have the right to deliver, endorse, assign and transfer to the purchaser thereof the Pledged Collateral so sold or disposed of. Each purchaser at any such sale or other disposition, including Lender, shall hold the Pledged Collateral free from any claim or right of whatever kind, including any equity or right of redemption.

(h)           No Obligation. Lender shall not be obligated to make any sale or other disposition unless the terms thereof shall be satisfactory to it. Lender may, without notice or publication, adjourn any public sale, and, upon thirty (30) calendar days’ prior notice to Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Collateral, on credit or future delivery, the Pledged Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

(i)            Waiver of Claims. Pledgor hereby waives any claim it may have with respect to any liability, damages, losses or other consequences incurred by Pledgor from the sale of the Pledged Collateral in accordance with applicable :aw.

Section 8.3             Enforcement Costs. Pledgor shall reimburse Lender for any and all out-of-pocket costs actually incurred by Lender in taking any action pursuant to this Agreement against Pledgor or to enforce any of Lender’s rights hereunder against Pledgor or the Pledged Collateral, including, reasonable legal fees, advertising and auction fees, and transfer taxes. All such costs and expenses shall be repayable to Lender within ten (10) Business Days following demand, with interest at the Default Rate from the date actually incurred by Lender to the date paid.

Section 8.4             Application of Proceeds. The proceeds of any disposition of the Pledged Collateral, or any part thereof, or any other sums collected by Lender pursuant hereto, may be applied by Lender (after payment of any amounts payable to Lender pursuant to Section 8.3 hereof) to the payment of the Indebtedness or any part thereof in such priority and amounts as Lender in its sole and absolute discretion shall determine. Any surplus thereafter remaining shall be paid to Pledgor, subject to the rights of any holder of a lien on the Pledged Collateral of which Lender has actual notice.

Section 8.5             Remedies Cumulative. No remedy or right of Lender hereunder, under any of the Loan Documents or otherwise available under applicable Law or in equity, shall be exclusive of any other right or remedy. Each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under applicable Law or in equity. Every remedy or right may be exercised concurrently or independently and when and as often as may be deemed necessary or appropriate by Lender in its sole and absolute discretion.

18

Section 8.6             Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Lender prior to an Event of Default, upon the occurrence and during the continuance of any Event of Default, Lender is hereby appointed the attorney-in-fact of Pledgor for the purpose of executing any instrument that Lender reasonably deems necessary or advisable to confirm the transfer of any of the Pledged Collateral transferred pursuant to a sale conducted in accordance with this Agreement and applicable Law, including, without limitation, to affix to certificates and documents representing any Pledged Collateral the endorsements or other instruments of transfer or assignment delivered with respect thereto and to transfer or cause the transfer of the Pledged Collateral, or any part thereof, on the books of the applicable Borrower to Lender or its nominee. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect Lender’s interest in the Pledged Collateral and shall not impose any duty upon Lender to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest for so long as the Release Condition is unsatisfied and shall be automatically revoked upon satisfaction of the Release Condition.

Section 8.7             No Waiver of Rights by Lender. No failure on the part of Lender or any of its agents to exercise or refrain from exercising any available rights, and no course of dealing with respect to any right, power or remedy hereunder, shall operate as a waiver thereof, and no single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder shall preclude any other or further exercise thereof, and the exercise of any other right, power or remedy provided herein is cumulative and not exclusive of any remedies provided by law. No action of Lender permitted hereunder shall in any way impair or otherwise affect any right of Lender or obligation of Pledgor under this Agreement. Lender shall not be liable in any way for any decrease in the value or marketability of any property or collateral securing any of the Obligations which may result from any action or omission of Lender in enforcing any part of this Agreement.

Section 8.8             Bankruptcy Law. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision under the Bankruptcy Code to file a claim for the full amount of the indebtedness of the Loan and other amounts due under the Loan Documents or to require that all of the Pledged Collateral shall continue to secure the Obligations.

Section 9.              Release.

Section 9.1             Release Condition. Subject to Section 9.2 of this Agreement, the terms and provisions hereof and the security interests created hereunder shall in all respects be a continuing agreement, and shall remain in full force and effect until the earlier of (a) the date the Indebtedness has been paid and satisfied in full and all other Obligations then due and payable have been paid in full of (b) in the case of any particular Borrower, the date that the Individual Property owned by such Borrower is released pursuant to a Partial Release under Section 2.7 of the Loan Agreement (as applicable, the “Release Condition”). Upon satisfaction of the Release Condition, Lender shall promptly execute and deliver to Pledgor an instrument or instruments (including appropriate Uniform Commercial Code termination statements), reasonably satisfactory to Pledgor, acknowledging the satisfaction and termination of such pledge, and will duly assign, transfer and deliver to Pledgor such of the Pledged Collateral as may be in the possession of Lender and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by Lender hereunder. In furtherance of Lender’s agreements set forth in the immediately preceding sentence, in the event Borrowers intend to satisfy the Release Condition pursuant to a refinancing or sale of the Property or an Individual Property as to a particular Borrower, Lender shall cause the termination documentation and any certificate(s) in the possession of Lender to be delivered to the applicable escrow agent for such refinancing or sale prior to the closing thereof with instruction to release such termination documentation and such certificates (if any) to Borrower(s) or Pledgor upon Lender’s confirmation of satisfaction of the Release Condition (which confirmation Lender agrees to provide immediately following satisfaction of the Release Condition). In the event that any part of the Pledged Collateral is sold in connection with a sale permitted by terms of this Agreement or the Loan Documents or is otherwise released at the direction of Lender pursuant to this Agreement, and the proceeds of such sale or sales or from such release are to be applied in accordance with the terms of this Agreement or the other Loan Documents, to the extent required to be so applied, Lender, at the request and reasonable expense of Pledgor, will release such Pledged Collateral from this Agreement, and will duly assign, transfer and deliver to Pledgor such of the Pledged Collateral as is then being (or has been) so sold or released and as may be in possession of Lender and has not theretofore been released pursuant to this Agreement.

19

Section 9.2             Rescinded or Returned Payments. If at any time all or any part of any payment made by any Borrower or any other Loan Party in connection with any Loan Document is rescinded, returned or Lender is otherwise required to hold such payment in trust for or otherwise return the payment to another Person, for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Loan Party or any other Person), then the Obligations of such Borrower or such other Loan Party shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous payment, and the obligations of Pledgor and the rights of Lender under this Agreement, including the security interests created hereby, shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment had never been made.

Section 10.            Miscellaneous.

Section 10.1           Lender Consent and Approval. Except as may otherwise be expressly provided to the contrary, wherever pursuant to the this Agreement Lender exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Lender or Lender is otherwise entitled to exercise its judgment or discretion, the decision of Lender to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory or otherwise to exercise its judgment or discretion, shall be in the sole and absolute discretion of Lender and shall be final and conclusive.

Section 10.2           Reasonableness. If at any time Pledgor believes that Lender has not acted reasonably in granting or withholding any approval or consent under the Loan Documents or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise with respect to the Loan, as to which approval or consent either Lender has expressly agreed to act reasonably, or absent such agreement, a court of law having jurisdiction over the subject matter would require Lender to act reasonably, then Pledgor and each Loan Party shall be entitled to seek injunctive relief, specific performance, and declaratory relief but shall not be entitled to recover damages from Lender unless Lender’s actions were not taken in a manner that pursued a legitimate business purpose of Lender without violating Lender’s duty of good faith and fair dealing.

20

Section 10.3           Sole Discretion of Lender. Whenever pursuant to this Agreement or any of the Loan Documents, Lender may approve or disapprove any act (or any action) or any document, delivery or other item, or where Lender’s consent or approval is required in any respect or where any document or other item must be satisfactory to Lender, except in those specific instances where Lender has specifically agreed not to unreasonably withhold Lender’s consent pursuant to the terms of this Agreement or any of the Loan Documents, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory or to grant or withhold consent shall be in the sole, absolute and unfettered discretion of Lender, without any express or implied obligation of reasonableness or good faith whatsoever and shall be final and conclusive. Pledgor acknowledges and agrees that in no circumstance shall Pledgor have any claim or cause of action, in contract or in tort, against Lender as a result of the granting or withholding of any such consent or approval. The inclusion of references to Lender’s sole or absolute discretion in any particular provisions of this Agreement or any of the Loan Documents shall not limit or affect the applicability of this Section to all provisions of this Agreement or any of the Loan Documents, including those provisions wherein a specific reference to Lender’s sole and absolute discretion is not made. Without limiting the preceding provisions of this Section, in the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or in bad faith or unreasonably delayed acting in any case where, by applicable Law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or in good faith or promptly, Pledgor agrees that neither Lender, Servicer nor their agents or employees shall be liable for any monetary damages (including any special, consequential or punitive damages whatsoever), whether in contract, tort (including negligence and strict liability) or any other legal or equitable principles, and Pledgor’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably or in good faith shall be determined by an action seeking declaratory judgment.

Section 10.4           Principles of Construction. The following principles of construction shall apply to this Agreement:

(i)            The titles and headings of the Sections and subsections of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such Sections and subsections and shall not be given any consideration in the construction of this Agreement.

(ii)           All references to Sections and Exhibits are to Sections and Exhibits in or to this Agreement unless otherwise specified. Any reference to “this Section” in this Agreement shall mean the Section in which such reference appears, and shall also be deemed refer to the subsections contained in such Section.

(iii)          Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iv)          The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation.”

(v)           Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

(vi)          Definitions contained in this Agreement or any other Loan Document which identify documents, including this Agreement or any other Loan Document, shall be deemed to include all Amendments thereto.

(vii)         Any reference in the Loan Documents to the successors or assigns of any Loan Party shall not be construed to imply any consent or approval by Lender of any such succession or assignment.

(viii)        Pledgor acknowledges and agrees that this Agreement and the other Loan Documents shall not be construed more strictly against Lender because Lender or its legal counsel was the primary draftsperson of this Agreement or such other Loan Document, as the case may be.

21

Section 10.5              Successors and Assigns. This Agreement shall (a) create a continuing security interest in the Pledged Collateral; (b) remain in full force and effect for so long as any of the Obligations are outstanding; (c) be binding upon Pledgor and Pledgor’s successors and assigns, and (d) inure to the benefit of Lender and its successors and permitted assigns. Without limiting the foregoing, Lender may assign or otherwise transfer the loan evidenced by the Note or any portion thereof held by it to any other Person in accordance with the terms of the Note, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise. Pledgor may not assign its rights or delegate its obligations under this Agreement without the prior written consent of Lender.

Section 10.6           Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

Section 10.7           Time of Essence. Time is of the essence under this Agreement.

Section 10.8           Notices. Notices to Lender and Pledgor shall be deemed given and received in accordance with the Loan Agreement, with the address for Borrowers constituting the address for notices to Pledgor pursuant to this Agreement.

Section 10.9           Entire Agreement. This Agreement constitutes the entire agreement of Pledgor for the benefit of Lender with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof.

Section 10.10         No Amendment or Waiver Without Writing. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom nor release of all or any part of the Pledged Collateral shall in any event be effective unless the same shall be in writing and signed by Lender and Pledgor. Any such waiver or consent or release shall be effective only in the specific instance and for the specific purpose for which it is given or to such greater extent as may be specified in such written instrument.

Section 10.11         Severability. Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable Law, but if any provision of this Agreement shall in any respect be ineffective, unenforceable or invalid under such law, such ineffectiveness, unenforceability or invalidity shall not affect the remainder of such provision or the remaining provisions of this Agreement.

Section 10.12         Cumulative. The obligations of each Pledgor hereunder are joint and several and are in addition to any other obligations Pledgor may now or hereafter have to Lender; provided that the foregoing shall not limit the right of any Pledgor to assert any claim or seek contribution, indemnification or any other form of reimbursement from any other Pledgor, provided all such rights are and shall be subordinate to the rights and remedies of Lender hereunder.

Section 10.13         Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart.

Section 10.14         No Revocation. This Agreement may not be revoked by Pledgor and shall continue to be effective after any attempted revocation by Pledgor. The liquidation, dissolution or withdrawal of any Borrower or Pledgor shall not terminate or affect this Agreement.

22

Section 10.15         Subrogation. Pledgor shall not exercise any right of subrogation with respect to any Borrower or any Obligor with respect to payments made to Lender hereunder or otherwise until such time as all Obligations shall have been irrevocably paid and performed in full. In the case of the liquidation, winding-up or bankruptcy of any Borrower or any Obligor (whether voluntary or involuntary) or in the event that any Borrower or any Obligor shall make an arrangement or composition with its creditors, Lender shall have the right to rank first for its full claim and to receive all payments in respect thereof until its claim has been paid in full. To the extent permitted by law, Pledgor irrevocably releases and waives any subrogation rights or right of contribution or indemnity (whether arising by operation of law, contract or otherwise) which Pledgor may have against the Project, any collateral pledged as security for the Loan (including the Property), any Borrower or any Obligor or any Person constituting such Borrower or any Obligor if and to the extent any such right or rights would give rise to a claim under the Bankruptcy Code or any other applicable Law that payments to Lender with respect to the Obligations constitute a preference in favor of Pledgor or a claim under the Bankruptcy Code that any such preference is recoverable from Lender. If Pledgor becomes subrogated by payment or otherwise to any of the rights of Lender pursuant to any of the Loan Documents or applicable Law, the rights of Lender to which Pledgor shall be subrogated shall be accepted by Pledgor “as is” and without any representation or warranty of any kind by Lender, express or implied, with respect to the legality, value, validity or enforceability of any of such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any collateral and shall be without recourse to Lender. Unless and until all of the Indebtedness is irrevocably paid in full, Pledgor further unconditionally and irrevocably waives any right to enforce any remedy which Lender now has or may hereafter have against any Borrower or any Obligor, and further waives any benefit of, and any right to participate in, any security now or hereafter held by Lender and waives any defense based upon an election of remedies by Lender which destroys or otherwise impairs any subrogation rights of Pledgor or the right of Pledgor to proceed against any Borrower or any Obligor for reimbursement, or both.

Section 10.16         Bankruptcy; Foreclosure. Pledgor acknowledges that a principal purpose of this Agreement is to provide additional collateral to secure Borrower’s payment and performance of the Obligations to Lender in the event of the bankruptcy or insolvency of any Borrower or any other Obligor, the commencement of proceedings by or against any Borrower, Borrower or any other Obligor under the Bankruptcy Code, or the appointment of a trustee or receiver for the estate or assets, or any part thereof, of any Borrower or any other Obligor, and that Lender is entering into the Loan Documents in reliance upon the enforceability of this Agreement in the event of the bankruptcy or insolvency of any Borrower or any other Obligor, the appointment of a trustee or receiver for the assets, or any part thereof, of Borrower or any Obligor, or the commencement of proceedings by or against Borrower, Borrower or any Obligor under the Bankruptcy Code. Pledgor’s obligations under this Agreement shall continue notwithstanding any extension, reduction, modification, composition or other alteration of the Obligations as a result of any proceeding under the Bankruptcy Code (as the Obligations existed without giving effect to any such extension, reduction, modification, composition or other alteration). Accordingly, Pledgor further acknowledges and agrees that in the event that proceedings by Lender against any Borrower or any other Obligor are stayed by or in any court for any reason, or in the event that the Loan Documents are terminated or not enforced by action of a court or trustee in such proceedings, such stay, termination or unenforceability shall not prevent or prohibit any action by Lender upon this Agreement, notwithstanding any potential allegation by Pledgor that enforcement of this Agreement may in any manner inhibit or prevent the reorganization or rehabilitation of any Borrower or any Obligor. Pledgor acknowledges and agrees that Pledgor’s efforts are not necessary for a successful reorganization or rehabilitation of any Borrower or any other Person (including any other Obligor) and Pledgor therefore waives any right to seek a stay or injunction of any proceeding against Pledgor with respect to this Agreement whether based on Section 105 of the Bankruptcy Code or otherwise.

23

Section 10.17         Subordination. As long as the Obligations remain outstanding, any indebtedness of any Borrower or any Obligor to Pledgor now or hereafter existing is hereby subordinated to the Obligations. Pledgor agrees that Pledgor will not seek, accept, or retain for Pledgor’s own account, any payment from or on behalf of any Borrower or any Obligor on account of such subordinated debt. Pledgor hereby unconditionally and irrevocably agrees that (i) Pledgor will not at any time assert against any Borrower or any Obligor (or the estate of any Borrower or any Obligor in the event Borrower or any Obligor becomes bankrupt or becomes the subject of any case or proceeding under the Bankruptcy Code) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any amounts Pledgor may pay or be obligated to pay Lender pursuant to this Agreement, and any and all obligations which Pledgor may perform, satisfy or discharge, under or with respect to this Agreement, unless and until all of the Obligations shall have been irrevocably paid in full, and (ii) Pledgor subordinates all such rights and claims (including “claims” as defined in 11 U.S.C. §§ 101 et seq.) to indemnification, reimbursement, contribution, exoneration or payment which Pledgor may have now or at any time against any Borrower or any Obligor (or estate of Borrower or any Obligor in the event Borrower or any Obligor becomes bankrupt or becomes the subject of any case or proceeding under the Bankruptcy Code), whether such rights arise under an express or implied contract or by operation of law, to each of the obligations of any Borrower under the other Loan Documents unless and until all of the Obligations shall have been irrevocably paid in full. Pledgor further agrees not to assign, sell, pledge, hypothecate or otherwise transfer all or any part of the indebtedness of any Borrower or any Obligor owing to Pledgor.

Section 10.18         Facsimile and Photocopy. Lender and Pledgor hereby agree that any PDF, facsimile or photocopy signature on any Loan Document or on any notice, document or other certificate delivered pursuant to the Loan Documents shall be deemed to have the same force and effect as an original signature, and to the fullest extent permitted by applicable Law may be used in lieu of an original signature to evidence the execution and delivery of the document, certificate or instrument to which such facsimile or photocopy signature is attached.

Section 10.19         Governing Law. This Agreement is and shall be deemed made under, governed by, and construed and enforced in accordance with the laws of the State of New York, except that at all times the provisions for the perfection of the liens and security interests created pursuant hereto shall be governed by and construed according to the law of the state in which the Pledgor is organized. Except as expressly set forth in this Section 10.19, the provisions of Section 10.15 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force and effect as if fully set forth herein (with any reference to “Borrower” meaning “Pledgor” necessary).

Section 10.20         Waivers. EACH OF LENDER AND PLEDGOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FOREGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR PLEDGOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR PLEDGOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH OF LENDER AND PLEDGOR HEREBY AGREES THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH LENDER AND PLEDGDOR AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE ITS LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN.

24

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR ALSO WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, PLEDGOR DOES NOT WAIVE (I) THE DEFENSE THAT AN ACTION ALLEGED BY LENDER DID NOT IN FACT OCCUR, (II) THE DEFENSE OF ACTUAL PAYMENT AND/OR PERFORMANCE OF ALL OR ANY PORTION OF PLEDGOR’S OBLIGATIONS HEREUNDER AND (III) THE DEFENSE OF NON-DELIVERY OF ANY DEMAND REQUIRED TO BE MADE OF PLEDGOR HEREUNDER.

[END OF TEXT; SIGNATURES BEGIN ON NEXT PAGE]

25

IN WITNESS WHEREOF, Pledgor and Lender have executed and delivered this Agreement as of the date first above written.

PLEDGOR:

IIP Operating Partnership, LP,
a Delaware limited partnership

By:	Innovative Industrial Properties, Inc.,
a Delaware corporation,
its sole general partner

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer

Signature Page – Pledge and Security Agreement (IIPR Portfolio)

ACCEPTED AND AGREED TO:

LENDER:

THOROFARE ASSET BASED LENDING REIT FUND V, LLC,

a Delaware limited liability company

By:	/s/ Christopher Vago
Name:	Christopher Vago
Title:	Authorized Signatory

Signature Page – Pledge in Borrower

EXHIBIT A

BORROWER ORGANIZATIONAL DOCUMENTS

1.	Certificate of Formation of IIP-OH 2 LLC

2.	Amended and Restated Limited Liability Company Agreement of IIP-OH 2 LLC

3.	Certificate of Formation of IIP-NJ 1 LLC

4.	Amended and Restated Limited Liability Company Agreement of IIP-NJ 1 LLC

5.	Certificate of Formation of IIP-NY 2 LLC

6.	Amended and Restated Limited Liability Company Agreement of IIP-NY 2 LLC

7.	Certificate of Formation of IIP-FL 4 LLC

8.	Amended and Restated Limited Liability Company Agreement of IIP-FL 4 LLC

9.	Certificate of Formation of IIP-FL 2 LLC

10.	Amended and Restated Limited Liability Company Agreement of IIP-FL 2 LLC

11.	Certificate of Formation of IIP-MI 7 LLC

12.	Amended and Restated Limited Liability Company Agreement of IIP-MI 7 LLC

13.	Certificate of Formation of IIP-VA 1 LLC

14.	Amended and Restated Limited Liability Company Agreement of IIP-VA 1 LLC

15.	Certificate of Formation of IIP-PA 5 LLC

16.	Amended and Restated Limited Liability Company Agreement of IIP-PA 5 LLC

Exhibit A

EXHIBIT B

(CONSENT OF BORROWER)

[Omitted.]